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                                                                  EXHIBIT-99.B11


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report on the financial statements of the Kemper National Tax-Free Income Series -- Kemper Municipal Bond Fund and Kemper Intermediate Municipal Bond Fund dated October 27, 1995 in the Registration Statement (Form N-1A) of Kemper National Tax-Free Income Series and its incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Tax-Free Income Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 41 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-47008) and in this Amendment No. 41 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-2353).

                                        /s/ Ernst & Young LLP
                                            Ernst & Young LLP


Chicago, Illinois
November 30, 1995